EXHIBIT 99.4

Unaudited Pro Forma Condensed Combined Financial Information

The accompanying unaudited pro forma condensed combined financial information furnished in this Exhibit 99.4 was prepared in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X and gives effect to the Merger Agreement with RJO with acquisition accounting applied to RJO as the accounting acquiree and the related anticipated issuance of the Notes and use of net proceeds therefrom as described above.
The historical consolidated financial information in the unaudited pro forma condensed combined financial information furnished in this Exhibit 99.4 has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined income statements, expected to have a continuing impact on the combined results of the Company and RJO following the Merger.
The unaudited pro forma condensed combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Merger.
The unaudited pro forma condensed combined financial information furnished in this Exhibit 99.4 has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed combined financial information contains estimated adjustments, based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the unaudited pro forma condensed combined financial information. In many cases, these assumptions are based upon preliminary information and estimates. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.
The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Merger and the anticipated issuance of the Notes as follows:
•The unaudited pro forma condensed combined balance sheet as of March 31, 2025 was prepared based on:
1.The historical unaudited condensed consolidated balance sheet of the Company as of March 31, 2025; and
2.The historical unaudited condensed consolidated statement of financial condition of RJO as of March 31, 2025.
•The unaudited pro forma condensed combined income statement for the fiscal year ended September 30, 2024 was prepared based on:
1.The historical audited consolidated income statement of the Company for the fiscal year ended September 30, 2024; and
2.The historical audited consolidated statement of operations of RJO for the fiscal year ended December 31, 2024.

•The unaudited pro forma condensed combined income statement for the six months ended March 31, 2025 was derived based on:
1.The historical unaudited condensed consolidated income statement of the Company for the six months ended March 31, 2025; and
2.The historical unaudited condensed consolidated statement of operations of RJO for the three months ended December 31, 2024; plus
3.The historical unaudited condensed consolidated statement of operations of RJO for the three months ended March 31, 2025.
•The unaudited pro forma condensed combined income statement for the twelve months ended March 31, 2025 was derived based on:
1.The historical audited consolidated income statement of the Company for the year ended September 30, 2024; plus
2.The historical unaudited condensed consolidated income statement of the Company for the six months ended March 31, 2025; less
3.The historical unaudited condensed consolidated income statement of the Company for the six months ended March 31, 2024; and
4.The historical audited consolidated statement of operations of RJO for the fiscal year ended December 31, 2024; plus
5.The historical unaudited condensed consolidated statement of operations of RJO for the three months ended March 31, 2025; less
6.The historical unaudited condensed consolidated statement of operations of RJO for the three months ended March 31, 2024.

As the RJO unaudited pro forma condensed consolidated income statement information for the six months ended March 31, 2025 was derived from the historical unaudited condensed consolidated statement of operations for the three months ended December 31, 2024, plus the historical unaudited condensed consolidated statement of operations for the three months ended March 31, 2025, RJO’s results for the three months ended December 31, 2024 are included in the unaudited pro forma condensed combined income statement for the fiscal year ended September 30, 2024, the unaudited pro forma condensed combined income statement for the six months ended March 31, 2025, and the unaudited pro forma condensed combined income statement for the twelve months ended March 31, 2025.

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Income Statement
For the Year Ended September 30, 2024

(in millions, except share and per share amounts)	Historical StoneX (Audited)	Historical RJO After Reclassifications (Unaudited) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Income Statement
Revenues:
Sales of physical commodities	$96,586.2	$—	$—		$96,586.2
Principal gains, net	1,189.6	6.0	—		1,195.6
Commission and clearing fees	548.0	586.1	—		1,134.1
Consulting, management, and account fees	167.2	6.4	—		173.6
Interest income	1,396.8	284.7	—		1,681.5
Total revenues	99,887.8	883.2	—		100,771.0
Cost of sales of physical commodities	96,451.6	—	—		96,451.6
Operating revenues	3,436.2	883.2	—		4,319.4
Transaction-based clearing expenses	319.3	182.9	—		502.2
Introducing broker commissions	166.2	169.8	—		336.0
Interest expense	1,115.7	118.7	—		1,234.4
Interest expense on corporate funding	67.8	18.5	47.6	A,B	133.9
Net operating revenues	1,767.2	393.3	(47.6)		2,112.9
Compensation and other expenses:
Compensation and benefits	942.4	191.3	—		1,133.7
Trading systems and market information	79.1	15.0	—		94.1
Professional fees	69.7	6.0	—		75.7
Non-trading technology and support	73.4	6.8	—		80.2
Occupancy and equipment rental	49.0	7.6	—		56.6
Selling and marketing	52.6	—	—		52.6
Travel and business development	28.4	5.3	—		33.7
Communications	8.5	5.1	—		13.6
Depreciation and amortization	53.1	13.5	17.5	C,D	84.1
Bad debts, net of recoveries	0.6	1.4	—		2.0
Other	65.1	12.3	—		77.4
Total compensation and other expenses	1,421.9	264.3	17.5		1,703.7
Gain on acquisitions and other gains, net	8.8	—	—		8.8
Income before tax	354.1	129.0	(65.1)		418.0
Income tax expense	93.3	28.3	(17.4)	E	104.2
Net income	$260.8	$100.7	$(47.7)		$313.8

Earnings per share:
Basic	$5.49				$6.19
Diluted	$5.31				$5.99
Weighted-average number of common shares outstanding:
Basic	45,808,855		3,238,266	F	49,047,121
Diluted	47,437,543		3,238,266	F	50,675,809

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Income Statement
For the Six Months Ended March 31, 2025

(in millions, except share and per share amounts)	Historical StoneX (Unaudited)	Historical RJO After Reclassifications (Unaudited) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Income Statement
Revenues:
Sales of physical commodities	$63,043.7	$—	$—		$63,043.7
Principal gains (losses), net	609.4	(2.7)	—		606.7
Commission and clearing fees	313.6	302.2	—		615.8
Consulting, management, and account fees	92.1	4.2	—		96.3
Interest income	767.2	126.4	—		893.6
Total revenues	64,826.0	430.1	—		65,256.1
Cost of sales of physical commodities	62,925.7	—	—		62,925.7
Operating revenues	1,900.3	430.1	—		2,330.4
Transaction-based clearing expenses	178.3	85.8	—		264.1
Introducing broker commissions	89.8	97.2	—		187.0
Interest expense	622.8	48.7	—		671.5
Interest expense on corporate funding	30.0	7.9	23.8	A,B	61.7
Net operating revenues	979.4	190.5	(23.8)		1,146.1
Compensation and other expenses:
Compensation and benefits	519.6	97.1	—		616.7
Trading systems and market information	39.5	8.3	—		47.8
Professional fees	35.5	3.1	—		38.6
Non-trading technology and support	40.6	3.6	—		44.2
Occupancy and equipment rental	26.1	3.8	—		29.9
Selling and marketing	25.4	0.3	—		25.7
Travel and business development	15.5	2.9	—		18.4
Communications	4.2	2.7	—		6.9
Depreciation and amortization	31.3	6.4	8.8	C,D	46.5
Bad debts, net of recoveries	1.9	0.5	—		2.4
Other	31.5	6.2	—		37.7
Total compensation and other expenses	771.1	134.9	8.8		914.8
Gain on acquisitions and other gains, net	5.7	—	—		5.7
Income before tax	214.0	55.6	(32.6)		237.0
Income tax expense	57.2	12.4	(8.8)	E	60.8
Net income	$156.8	$43.2	$(23.8)		$176.2

Earnings per share:
Basic	$3.26				$3.43
Diluted	$3.10				$3.28
Weighted-average number of common shares outstanding:
Basic	46,602,574		3,238,266	F	49,840,840
Diluted	48,981,445		3,238,266	F	52,219,711

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Income Statement
For the Twelve Months Ended March 31, 2025

(in millions, except share and per share amounts)	Historical StoneX Twelve Months Ended March 31, 2025 (Unaudited)	Historical RJO After Reclassifications (Unaudited) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Income Statement
Revenues:
Sales of physical commodities	$119,487.1	$—	$—		$119,487.1
Principal gains, net	1,223.4	23.7	—		1,247.1
Commission and clearing fees	595.7	600.7	—		1,196.4
Consulting, management, and account fees	180.6	6.5	—		187.1
Interest income	1,547.9	273.1	—		1,821.0
Total revenues	123,034.7	904.0	—		123,938.7
Cost of sales of physical commodities	119,300.6	—	—		119,300.6
Operating revenues	3,734.1	904.0	—		4,638.1
Transaction-based clearing expenses	344.8	179.3	—		524.1
Introducing broker commissions	174.9	183.2	—		358.1
Interest expense	1,243.3	112.8	—		1,356.1
Interest expense on corporate funding	68.4	16.5	47.6	A,B	132.5
Net operating revenues	1,902.7	412.2	(47.6)		2,267.3
Compensation and other expenses:
Compensation and benefits	1,009.5	192.8	—		1,202.3
Trading systems and market information	80.5	15.7	—		96.2
Professional fees	70.2	6.5	—		76.7
Non-trading technology and support	79.1	7.1	—		86.2
Occupancy and equipment rental	53.8	7.6	—		61.4
Selling and marketing	50.7	0.3	—		51.0
Travel and business development	29.7	5.4	—		35.1
Communications	8.2	5.3	—		13.5
Depreciation and amortization	60.9	13.4	17.5	C,D	91.8
Bad debts, net of recoveries	3.2	1.4	—		4.6
Other	64.4	12.2	—		76.6
Total compensation and other expenses	1,510.2	267.7	17.5		1,795.4
Gain on acquisitions and other gains, net	7.6	—	—		7.6
Income before tax	400.1	144.5	(65.1)		479.5
Income tax expense	104.7	27.8	(17.3)	E	115.2
Net income	$295.4	$116.7	$(47.8)		$364.3

Earnings per share:
Basic	$6.16				$7.15
Diluted	$5.90				$6.88
Weighted-average number of common shares outstanding:
Basic	46,259,393		3,238,266	F	49,497,659
Diluted	48,198,493		3,238,266	F	51,436,759

PRO FORMA FINANCIAL INFORMATION
StoneX Unaudited Condensed Consolidated Income Statement
For the Twelve Months Ended March 31, 2025

(in millions)	Historical StoneX Year Ended September 30, 2024 (Audited)	Historical StoneX Six Months Ended March 31, 2025 (Unaudited)	Historical StoneX Six Months Ended March 31, 2024 (Unaudited)	Historical StoneX Twelve Months Ended March 31, 2025 (Unaudited)
Revenues:
Sales of physical commodities	$96,586.2	$63,043.7	$40,142.8	$119,487.1
Principal gains, net	1,189.6	609.4	575.6	1,223.4
Commission and clearing fees	548.0	313.6	265.9	595.7
Consulting, management, and account fees	167.2	92.1	78.7	180.6
Interest income	1,396.8	767.2	616.1	1,547.9
Total revenues	99,887.8	64,826.0	41,679.1	123,034.7
Cost of sales of physical commodities	96,451.6	62,925.7	40,076.7	119,300.6
Operating revenues	3,436.2	1,900.3	1,602.4	3,734.1
Transaction-based clearing expenses	319.3	178.3	152.8	344.8
Introducing broker commissions	166.2	89.8	81.1	174.9
Interest expense	1,115.7	622.8	495.2	1,243.3
Interest expense on corporate funding	67.8	30.0	29.4	68.4
Net operating revenues	1,767.2	979.4	843.9	1,902.7
Compensation and other expenses:
Compensation and benefits	942.4	519.6	452.5	1,009.5
Trading systems and market information	79.1	39.5	38.1	80.5
Professional fees	69.7	35.5	35.0	70.2
Non-trading technology and support	73.4	40.6	34.9	79.1
Occupancy and equipment rental	49.0	26.1	21.3	53.8
Selling and marketing	52.6	25.4	27.3	50.7
Travel and business development	28.4	15.5	14.2	29.7
Communications	8.5	4.2	4.5	8.2
Depreciation and amortization	53.1	31.3	23.5	60.9
Bad debts, net of recoveries	0.6	1.9	(0.7)	3.2
Other	65.1	31.5	32.2	64.4
Total compensation and other expenses	1,421.9	771.1	682.8	1,510.2
Gain on acquisitions and other gains, net	8.8	5.7	6.9	7.6
Income before tax	354.1	214.0	168.0	400.1
Income tax expense	93.3	57.2	45.8	104.7
Net income	$260.8	$156.8	$122.2	$295.4

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Income Statement
For the Twelve Months Ended March 31, 2025

(in millions)	Historical RJO Year Ended December 31, 2024 After Reclassifications (Unaudited) (Note 4)	Historical RJO Three Months Ended March 31, 2025 After Reclassifications (Unaudited) (Note 4)	Historical RJO Three Months Ended March 31, 2024 After Reclassifications (Unaudited) (Note 4)	Historical RJO Twelve Months Ended March 31, 2025 After Reclassifications (Unaudited)
Revenues:
Sales of physical commodities	$—	$—	$—	$—
Principal gains (losses), net	6.0	14.6	(3.1)	23.7
Commission and clearing fees	586.1	159.4	144.8	600.7
Consulting, management, and account fees	6.4	1.0	0.9	6.5
Interest income	284.7	63.0	74.6	273.1
Total revenues	883.2	238.0	217.2	904.0
Cost of sales of physical commodities	—	—	—	—
Operating revenues	883.2	238.0	217.2	904.0
Transaction-based clearing expenses	182.9	45.9	49.5	179.3
Introducing broker commissions	169.8	51.7	38.3	183.2
Interest expense	118.7	25.5	31.4	112.8
Interest expense on corporate funding	18.5	3.5	5.5	16.5
Net operating revenues	393.3	111.4	92.5	412.2
Compensation and other expenses:
Compensation and benefits	191.3	48.1	46.6	192.8
Trading systems and market information	15.0	4.3	3.6	15.7
Professional fees	6.0	1.6	1.1	6.5
Non-trading technology and support	6.8	1.8	1.5	7.1
Occupancy and equipment rental	7.6	1.8	1.8	7.6
Selling and marketing	—	0.3	—	0.3
Travel and business development	5.3	1.1	1.0	5.4
Communications	5.1	1.4	1.2	5.3
Depreciation and amortization	13.5	3.0	3.1	13.4
Bad debts, net of recoveries	1.4	—	—	1.4
Other	12.3	2.3	2.4	12.2
Total compensation and other expenses	264.3	65.7	62.3	267.7
Gain on acquisitions and other gains, net	—	—	—	—
Income before tax	129.0	45.7	30.2	144.5
Income tax expense	28.3	9.9	10.4	27.8
Net income	$100.7	$35.8	$19.8	$116.7

PRO FORMA FINANCIAL INFORMATION
RJO Unaudited Condensed Consolidated Income Statement
For the Six Months Ended March 31, 2025

(in millions)	Historical RJO Three Months Ended December 31, 2024 After Reclassifications (Unaudited) (Note 4)	Historical RJO Three Months Ended March 31, 2025 After Reclassifications (Unaudited) (Note 4)	Historical RJO Six Months Ended March 31, 2025 After Reclassifications (Unaudited)
Revenues:
Principal gains (losses), net	$(17.3)	$14.6	$(2.7)
Commission and clearing fees	142.8	159.4	302.2
Consulting, management, and account fees	3.2	1.0	4.2
Interest income	63.4	63.0	126.4
Total revenues	192.1	238.0	430.1
Cost of sales of physical commodities	—	—	—
Operating revenues	192.1	238.0	430.1
Transaction-based clearing expenses	39.9	45.9	85.8
Introducing broker commissions	45.5	51.7	97.2
Interest expense	23.2	25.5	48.7
Interest expense on corporate funding	4.4	3.5	7.9
Net operating revenues	79.1	111.4	190.5
Compensation and other expenses:
Compensation and benefits	49.0	48.1	97.1
Trading systems and market information	4.0	4.3	8.3
Professional fees	1.5	1.6	3.1
Non-trading technology and support	1.8	1.8	3.6
Occupancy and equipment rental	2.0	1.8	3.8
Selling and marketing	—	0.3	0.3
Travel and business development	1.8	1.1	2.9
Communications	1.3	1.4	2.7
Depreciation and amortization	3.4	3.0	6.4
Bad debts, net of recoveries	0.5	—	0.5
Other	3.9	2.3	6.2
Total compensation and other expenses	69.2	65.7	134.9
Other gain (loss)	—	—	—
Income before tax	9.9	45.7	55.6
Income tax expense	2.5	9.9	12.4
Net income	$7.4	$35.8	$43.2

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2025

(in millions)	Historical StoneX (Unaudited)	Historical RJO After Reclassifications (Unaudited) (Note 4)	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined Balance Sheet
ASSETS
Cash and cash equivalents	$1,307.3	$77.5	$(29.3)	A,F	$1,355.5
Cash, securities and other assets segregated under federal and other regulations	2,850.3	975.0	—		3,825.3
Collateralized transactions:
Securities purchased under agreements to resell	6,917.6	2,409.0	—		9,326.6
Securities borrowed	1,803.9	—	—		1,803.9
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	7,261.2	2,651.8	—		9,913.0
Receivable from clients, net	1,354.9	6.6	—		1,361.5
Income taxes receivable	27.8	—	—		27.8
Financial instruments owned, at fair value	8,200.9	29.2	—		8,230.1
Physical commodities inventory, net	796.2	—	—		796.2
Deferred tax assets	50.3	—	—		50.3
Property and equipment, net	146.3	18.9	—		165.2
Operating right of use assets	159.8	12.3	—		172.1
Goodwill and intangible assets, net	90.0	90.9	385.0	C,G	565.9
Other assets	316.4	51.2	1.1	B	368.7
Total assets	$31,282.9	$6,322.4	$356.8		$37,962.1
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and other accrued liabilities	$531.3	$55.4	$—		$586.7
Operating lease liabilities	201.9	12.9	—		214.8
Payables to:
Clients	10,712.6	5,556.9	—		16,269.5
Broker-dealers, clearing organizations and counterparties	578.7	29.0	—		607.7
Lenders under loans	340.9	—	—		340.9
Senior secured borrowings, net	543.6	—	615.5	D	1,159.1
Income taxes payable	13.4	—	(5.3)	F	8.1
Deferred tax liabilities	25.2	16.0	—		41.2
Collateralized transactions:
Securities sold under agreements to repurchase	11,137.3	—	—		11,137.3
Securities loaned	1,509.9	—	—		1,509.9
Financial instruments sold, not yet purchased, at fair value	3,806.1	—	—		3,806.1
Liabilities subordinated to claims of general creditors	—	138.3	—		138.3
Total liabilities	29,400.9	5,808.5	610.2		35,819.6
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—		—
Common stock	0.5	—	—		0.5
Common stock in treasury, at cost	(69.3)	(0.2)	0.2	E	(69.3)
Additional paid-in-capital	436.9	734.4	(459.4)	E,H	711.9
Retained earnings (deficit)	1,545.7	(221.4)	206.9	E,F	1,531.2
Accumulated other comprehensive (loss) income, net	(31.8)	1.1	(1.1)	E	(31.8)
Total stockholders’ equity	1,882.0	513.9	(253.4)		2,142.5
Total liabilities and stockholders' equity	$31,282.9	$6,322.4	$356.8		$37,962.1

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION
The accompanying unaudited pro forma condensed combined income statement for the year ended September 30, 2024 reflects the Merger of RJO with the Company and the related anticipated issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on October 1, 2023, combining the results of the Company for its fiscal year ended September 30, 2024 and of RJO for its fiscal year ended December 31, 2024. The accompanying unaudited pro forma condensed combined income statement for the six months ended March 31, 2025 reflects the Merger of RJO with the Company and the related anticipated issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on October 1, 2024, combining the results of the Company and RJO for the respective periods. The accompanying unaudited pro forma condensed combined income statement for the twelve months ended March 31, 2025 reflects the Merger of RJO with the Company and the related anticipated issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on April 1, 2024, combining the results of the Company and RJO for the respective periods.
The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2025 reflects the RJO Merger and related anticipated issuance of the Notes and the use of net proceeds therefrom as described above, as if such transactions had occurred on March 31, 2025, combining the unaudited condensed consolidated balance sheets of the Company and RJO as of March 31, 2025.
The unaudited pro forma condensed combined financial information reflects the anticipated issuance of the Notes and the use of net proceeds therefrom as described above and also reflects the Merger under the acquisition method of accounting in accordance with ASC 805, Business Combinations. The Company is the acquiror for financial accounting purposes. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values. To prepare the unaudited pro forma condensed combined financial information, the Company adjusted RJO’s assets and liabilities to their estimated fair values based upon a preliminary allocation. As of the date of this Form 8-K, the Company has not completed the detailed valuations necessary to finalize the required estimated fair values of RJO’s assets acquired and liabilities assumed and the related allocation of the purchase price. Accordingly, the final acquisition accounting adjustments upon the closing of the Merger may be materially different from the unaudited pro forma adjustments.
Certain financial information of RJO as presented in its historical consolidated and condensed consolidated financial statements has been reclassified to conform to the historical presentation of the Company’s consolidated and condensed consolidated financial statements for the purposes of preparing the unaudited pro forma condensed combined financial information as further detailed in Note 4. Upon completion of the Merger, a more detailed review of RJO’s accounting policies could result in additional differences between the accounting policies of the two companies, that, when conformed, could have a material impact on the consolidated and condensed consolidated financial statements.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company, which are materially consistent with those adopted by RJO. As such, the unaudited pro forma condensed financial information does not reflect any adjustments to conform RJO’s results and financial position to the Company’s accounting policies.

3. PURCHASE PRICE ACCOUNTING AND ESTIMATED MERGER CONSIDERATION
The unaudited pro forma condensed combined balance sheet has been adjusted to reflect a preliminary allocation of the cash and stock consideration to the fair value of RJO’s identifiable assets acquired and liabilities assumed. The preliminary purchase price allocation in this unaudited pro forma condensed combined financial information is based upon the terms of the Merger Agreement. The aggregate of total cash consideration and stock consideration to be paid to RJO’s shareholders for the Merger is $900.0 million.

Information regarding the consideration to be paid for the Merger is as follows:
Cash consideration established in the Merger Agreement	$625.0
Stock consideration established in the Merger Agreement	275.0
Total merger consideration	$900.0

Information regarding the net tangible book value of RJO as of March 31, 2025 is as follows:
Fair value of tangible assets acquired	$6,232.6
Fair value of tangible liabilities assumed	5,808.5
Net tangible book value	$424.1
Assuming the Merger had occurred on March 31, 2025, management has made an initial fair value estimate of the assets acquired and liabilities assumed as of that date. All purchase accounting estimates are subject to revision upon the closing of the Merger and upon finalizing its purchase accounting estimates; a process in which the Company expects to seek the assistance of a third-party valuation expert.
The Merger will include the acquisition of certain derivative financial instruments that are carried at fair value in RJO’s historical condensed consolidated statement of financial condition as of March 31, 2025. For assets and liabilities not carried at fair value in RJO’s historical unaudited condensed consolidated statement of financial condition as of March 31, 2025, the Company believes that due to the short-term nature of the tangible assets acquired and liabilities assumed, that their carrying values approximate their fair values.
Based upon the excess of the total Merger consideration summarized above in comparison to net tangible assets acquired, the Company would have recorded goodwill and intangibles related to the Merger of approximately $475.9 million assuming the Merger had occurred on March 31, 2025.

4. RECLASSIFICATION ADJUSTMENTS
Certain reclassifications have been made to the historical presentation of RJO’s consolidated financial statements to conform to the financial statement presentation of the Company. The reclassifications result in consistency of reporting between the Company and RJO with no impact on total assets, total liabilities, total stockholders’ equity, and net income.
Reclassifications to RJO’s condensed consolidated statement of financial condition as of March 31, 2025, are as follows:

(in millions)	Before Reclassification	Reclassification	After Reclassification
ASSETS
Cash and cash equivalents	$77.5	$—	$77.5
Cash, securities and other assets segregated under federal and other regulations	975.0	—	975.0
Collateralized transactions:
Securities purchased under agreements to resell	2,409.0	—	2,409.0
Securities borrowed	—	—	—
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	2,494.4	157.4	2,651.8
Receivable from clients, net	6.6	—	6.6
Guarantee deposits in clearing organizations	116.9	(116.9)	—
Exchange memberships, at cost	7.4	(7.4)	—
Income taxes receivable	—	—	—
Financial instruments owned, at fair value	69.7	(40.5)	29.2
Physical commodities inventory, net	—	—	—
Deferred tax assets	—	—	—
Property and equipment, net	18.9	—	18.9
Operating right of use assets	—	12.3	12.3
Goodwill and intangible assets, net	90.9	—	90.9
Other assets	56.1	(4.9)	51.2
Total assets	$6,322.4	$—	$6,322.4
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and other accrued liabilities	$68.3	$(12.9)	$55.4
Operating lease liabilities	—	12.9	12.9
Payables to:
Clients	5,556.9	—	5,556.9
Broker-dealers, clearing organizations and counterparties	29.0	—	29.0
Lenders under loans	—	—	—
Senior secured borrowings, net	—	—	—
Income taxes payable	—	—	—
Deferred tax liabilities	16.0	—	16.0
Collateralized transactions:
Securities sold under agreements to repurchase	—	—	—
Securities loaned	—	—	—
Financial instruments sold, not yet purchased, at fair value	—	—	—
Liabilities subordinated to claims of general creditors	138.3	—	138.3
Total liabilities	5,808.5	—	5,808.5
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—
Common stock	—	—	—
Common stock in treasury, at cost	(0.2)	—	(0.2)
Additional paid-in-capital	734.4	—	734.4
Retained earnings (accumulated deficit)	(221.4)	—	(221.4)
Accumulated other comprehensive gain (loss), net	1.1	—	1.1
Total equity	513.9	—	513.9
Total liabilities and stockholders' equity	$6,322.4	$—	$6,322.4

Reclassifications to RJO’s consolidated statement of operations for the year ended December 31, 2024, are as follows:

(in millions)	Before Reclassification	Reclassification	After Reclassification
Revenues:
Commissions and fees	$589.0	$(589.0)	$—
Interest income, net of interest rebated	166.0	(166.0)	—
Realized (loss) on sale of securities	(0.8)	0.8	—
Other income	14.4	(14.4)	—
Principal gains, net	—	6.0	6.0
Commission and clearing fees	—	586.1	586.1
Consulting, management, and account fees	—	6.4	6.4
Interest income	—	284.7	284.7
Total revenues	768.6	114.6	883.2
Cost of sales of physical commodities	—	—	—
Operating revenues	768.6	114.6	883.2
Commissions	278.7	(278.7)	—
Transaction-based clearing expenses	182.9	—	182.9
Introducing broker commissions	—	169.8	169.8
Interest expense	—	118.7	118.7
Interest expense on corporate funding	18.5	—	18.5
Net operating revenues	288.5	104.8	393.3
Compensation and other expenses:
Compensation and benefits	82.4	108.9	191.3
Trading systems and market information	—	15.0	15.0
Professional fees	6.0	—	6.0
Non-trading technology and support	9.6	(2.8)	6.8
Occupancy and equipment rental	7.6	—	7.6
Selling and marketing	—	—	—
Travel and business development	5.3	—	5.3
Communications	12.8	(7.7)	5.1
Depreciation and amortization	13.5	—	13.5
Bad debts, net of recoveries	—	1.4	1.4
Other	18.2	(5.9)	12.3
Total compensation and other expenses	155.4	108.9	264.3
Change in value of marketable securities and firm owned securities	(4.1)	4.1	—
Income before tax	129.0	—	129.0
Income tax expense	28.3	—	28.3
Net income	$100.7	$—	$100.7

Reclassifications to RJO’s consolidated statement of operations for the three months ended March 31, 2025, are as follows:

(in millions)	Before Reclassification	Reclassification	After Reclassification
Revenues:
Commissions and fees	$157.7	$(157.7)	$—
Interest income, net of interest rebated	37.5	(37.5)	—
Realized (loss) on sale of securities	—	—	—
Other income	3.1	(3.1)	—
Principal gains, net	—	14.6	14.6
Commission and clearing fees	—	159.4	159.4
Consulting, management, and account fees	—	1.0	1.0
Interest income	—	63.0	63.0
Total revenues	198.3	39.7	238.0
Cost of sales of physical commodities	—		—
Operating revenues	198.3	39.7	238.0
Commissions	79.0	(79.0)	—
Transaction-based clearing expenses	45.9	—	45.9
Introducing broker commissions	—	51.7	51.7
Interest expense	—	25.5	25.5
Interest expense on corporate funding	3.5	—	3.5
Net operating revenues	69.9	41.5	111.4
Compensation and other expenses:
Compensation and benefits	20.8	27.3	48.1
Trading systems and market information	—	4.3	4.3
Professional fees	1.6	—	1.6
Non-trading technology and support	2.9	(1.1)	1.8
Occupancy and equipment rental	1.8	—	1.8
Selling and marketing	—	0.3	0.3
Travel and business development	1.1	—	1.1
Communications	3.4	(2.0)	1.4
Depreciation and amortization	3.0	—	3.0
Bad debts, net of recoveries	—	—	—
Other	3.8	(1.5)	2.3
Total compensation and other expenses	38.4	27.3	65.7
Change in value of marketable securities and firm owned securities	14.2	(14.2)	—
Income before tax	45.7	—	45.7
Income tax expense	9.9	—	9.9
Net income	$35.8	$—	$35.8

Reclassifications to RJO’s consolidated statement of operations for the three months ended December 31, 2024, are as follows:

(in millions)	Before Reclassification	Reclassification	After Reclassification
Revenues:
Commissions and fees	$142.8	$(142.8)	$—
Interest income, net of interest rebated	40.2	(40.2)	—
Realized (loss) on sale of securities	—	—	—
Other income	4.7	(4.7)	—
Principal gains, net	—	(17.3)	(17.3)
Commission and clearing fees	—	142.8	142.8
Consulting, management, and account fees	—	3.2	3.2
Interest income	—	63.4	63.4
Total revenues	187.7	4.4	192.1
Cost of sales of physical commodities	—	—	—
Operating revenues	187.7	4.4	192.1
Commissions	72.7	(72.7)	—
Transaction-based clearing expenses	39.9	—	39.9
Introducing broker commissions	—	45.5	45.5
Interest expense	—	23.2	23.2
Interest expense on corporate funding	4.4	—	4.4
Net operating revenues	70.7	8.4	79.1
Compensation and other expenses:
Compensation and benefits	21.8	27.2	49.0
Trading systems and market information	—	4.0	4.0
Professional fees	1.5	—	1.5
Non-trading technology and support	2.6	(0.8)	1.8
Occupancy and equipment rental	2.0	—	2.0
Selling and marketing	—	—	—
Travel and business development	1.8	—	1.8
Communications	3.3	(2.0)	1.3
Depreciation and amortization	3.4	—	3.4
Bad debts, net of recoveries	—	0.5	0.5
Other	6.2	(2.3)	3.9
Total compensation and other expenses	42.6	26.6	69.2
Change in value of marketable securities and firm owned securities	(18.2)	18.2	—
Income before tax	9.9	—	9.9
Income tax expense	2.5	—	2.5
Net income	$7.4	$—	$7.4

Reclassifications to RJO’s consolidated statement of operations for the three months ended March 31, 2024, are as follows:

(in millions)	Before Reclassification	Reclassification	After Reclassification
Revenues:
Commissions and fees	$146.0	$(146.0)	$—
Interest income, net of interest rebated	43.2	(43.2)	—
Realized (loss) on sale of securities	(0.7)	0.7	—
Other income	3.5	(3.5)	—
Principal gains, net	—	(3.1)	(3.1)
Commission and clearing fees	—	144.8	144.8
Consulting, management, and account fees	—	0.9	0.9
Interest income	—	74.6	74.6
Total revenues	192.0	25.2	217.2
Cost of sales of physical commodities	—	—	—
Operating revenues	192.0	25.2	217.2
Commissions	65.0	(65.0)	—
Transaction-based clearing expenses	49.5	—	49.5
Introducing broker commissions	—	38.3	38.3
Interest expense	—	31.4	31.4
Interest expense on corporate funding	5.5	—	5.5
Net operating revenues	72.0	20.5	92.5
Compensation and other expenses:
Compensation and benefits	19.9	26.7	46.6
Trading systems and market information	—	3.6	3.6
Professional fees	1.1	—	1.1
Non-trading technology and support	2.1	(0.6)	1.5
Occupancy and equipment rental	1.8	—	1.8
Selling and marketing	—	—	—
Travel and business development	1.0	—	1.0
Communications	3.0	(1.8)	1.2
Depreciation and amortization	3.1	—	3.1
Bad debts, net of recoveries	—	—	—
Other	3.9	(1.5)	2.4
Total compensation and other expenses	35.9	26.4	62.3
Change in value of marketable securities and firm owned securities	(5.9)	5.9	—
Income before tax	30.2	—	30.2
Income tax expense	10.4	—	10.4
Net income	$19.8	$—	$19.8

5. PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed combined financial information is based upon the historical consolidated and condensed consolidated financial statements of the Company and of RJO and certain adjustments which the Company believes are reasonable to give effect to the Merger and the anticipated issuance of the Notes and use of the net proceeds therefrom as described above. These adjustments are based upon currently available information and certain assumptions, and therefore, the actual adjustments will likely differ from the pro forma adjustments. In particular, such adjustments include information based upon our preliminary allocation of the Merger consideration, which is subject to adjustment based upon the closing of the Merger and our further analysis.
The unaudited pro forma condensed combined financial information included herein was prepared using the acquisition method of accounting for the Merger. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the unaudited pro forma condensed combined financial information provide a reasonable basis for presenting the pro forma effects of the Merger and the anticipated issuance of the Notes and use of the net proceeds therefrom as described above. Other than those pro forma adjustments described below, the Company believes there are no adjustments, in any material respects, that need to be made to present RJO’s financial information in accordance with U.S. GAAP, or to align RJO’s historical accounting policies with the Company’s.
The adjustments made in preparing the unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2025 are as follows:
A.To record the usage of cash on hand of $7.3 million from the balance sheet to pay a portion of the cash consideration of the Merger.
B.To adjust RJO exchange memberships, at cost to fair value in connection with the Company’s preliminary allocation of the Merger consideration.
C.To adjust RJO’s intangible assets, net and goodwill as a result of the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.
D.To record the anticipated issuance and use of net proceeds from the Notes in the aggregate principal amount of $625.0 million, less deferred financing costs of $7.3 million.
E.To record the elimination of RJO’s equity of $513.9 million.
F.To record cash paid by StoneX for directly attributable, factually supportable, and nonrecurring acquisition related costs related to the Merger of $22.0 million.
G.To record combined goodwill and intangible assets of $475.9 million based upon the preliminary allocation of the Merger consideration compared to the estimate of net tangible book value, consisting of estimates of goodwill and intangible assets of $120.0 million and $355.9 million, respectively. The intangible assets are expected to principally consist of customer relationships, technology programs and platforms, and trademarks, and estimated to have average useful lives of fifteen years.
H.To record the anticipated issuance of StoneX common stock (par value of $0.01 per share) in the aggregate amount of $275 million in connection with the portion of the Merger consideration paid in shares of Company stock.
The adjustments made in preparing the unaudited Pro Forma Condensed Combined Income Statement for the year ended September 30, 2024 are as follows:
A.To adjust for the directly attributable and recurring interest expense of $46.1 million that will be incurred by the Company following the anticipated issuance of the Notes in the aggregate principal amount of $625.0 million assuming these notes bear interest at a rate of 7.375%. A 0.125%

increase in the actual interest rate at which these notes bear interest would increase pro forma interest expense by approximately $0.8 million.
B.To adjust for the directly attributable, factually supportable, and recurring amortization of $1.5 million in deferred financing costs that will be incurred by the Company following the anticipated issuance of the Notes.
C.To reverse the amortization expense of $6.2 million incurred on RJO’s previously acquired intangible assets based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.
D.To record amortization expense of $23.7 million estimated on a straight line basis incurred on $355.9 million of estimated identifiable intangible assets with determinable lives and average expected useful lives of fifteen years, based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.
E.To record the tax effects of the pro forma adjustments. The pro forma adjustments attributable to RJO were tax effected at the applicable blended statutory tax rate of 22.0%, and the pro forma adjustments attributable to the Company were tax effected at the applicable blended statutory tax rate of 26.3%. The Company’s effective tax rate may be materially different after conclusion of final acquisition accounting, removal of non-recurring items reflected in historical amounts, analysis of the post-closing geographical mix of income, and other factors. Adjustments to tax assets and liabilities will occur in conjunction with the finalization of the purchase accounting, and these adjustments could be material.
F.To reflect 3.2 million additional shares of StoneX common stock outstanding related to the issuance of shares equal to the aggregate amount of $275 million in connection with the portion of the Merger consideration paid in shares of Company stock. The amount of additional shares was calculated using the most recent ten day average of $84.92 as of June 18, 2025. The number of shares will be equal to $275 million divided by the volume-weighted average trading price for one share of the Company’s common stock for the ten trading days prior to (and including) the last trading day prior to the day of the closing, subject to a ceiling of 115% of $77.50 and a floor of 85% of $77.50.
The adjustments made in preparing the unaudited Pro Forma Condensed Combined Income Statement for the six months ended March 31, 2025 are as follows:
A.To adjust for the directly attributable and recurring interest expense of $23.0 million that will be incurred by the Company following the anticipated issuance of the Notes in the aggregate principal amount of $625.0 million assuming these notes bear interest at a rate of 7.375%. A 0.125% increase in the actual interest rate at which these notes bear interest would increase pro forma interest expense by approximately $0.4 million.
B.To adjust for the directly attributable, factually supportable, and recurring amortization of $0.8 million in deferred financing costs that will be incurred by the Company following the anticipated issuance of the Notes.
C.To reverse the amortization expense of $3.1 million incurred on RJO’s previously acquired intangible assets based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.
D.To record amortization expense of $11.9 million estimated on a straight line basis incurred on $355.9 million of estimated identifiable intangible assets with determinable lives and average expected useful lives of fifteen years, incurred on estimated identifiable intangible assets with determinable lives based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.

E.To record the tax effects of the pro forma adjustments. The pro forma adjustments attributable to RJO were tax effected at the applicable blended statutory tax rate of 22.0%, and the pro forma adjustments attributable to the Company were tax effected at the applicable blended statutory tax rate of 26.7%. The Company’s effective tax rate may be materially different after conclusion of final acquisition accounting, removal of non-recurring items reflected in historical amounts, analysis of the post-closing geographical mix of income, and other factors. Adjustments to tax assets and liabilities will occur in conjunction with the finalization of the purchase accounting, and these adjustments could be material.
F.To reflect 3.2 million additional shares of StoneX common stock outstanding related to the issuance of shares equal to the aggregate amount of $275 million in connection with the portion of the Merger consideration paid in shares of Company stock. The amount of additional shares was calculated using the most recent ten day average closing price per share of $84.92 as of June 18, 2025. The number of shares will be equal to $275 million divided by the volume-weighted average trading price for one share of the Company’s common stock for the ten trading days prior to (and including) the last trading day prior to the day of the closing, subject to a ceiling of 115% of $77.50 and a floor of 85% of $77.50.
The adjustments made in preparing the unaudited Pro Forma Condensed Combined Income Statement for the twelve months ended March 31, 2025 are as follows:
A.To adjust for the directly attributable and recurring interest expense of $46.1 million that will be incurred by the Company following the anticipated issuance of the Notes in the aggregate principal amount of $625.0 million assuming these notes bear interest at a rate of 7.375%. A 0.125% increase in the actual interest rate at which these notes bear interest would increase pro forma interest expense by approximately $0.8 million.
B.To adjust for the directly attributable, factually supportable, and recurring amortization of $1.5 million in deferred financing costs that will be incurred by the Company following the anticipated issuance of the Notes.
C.To reverse the amortization expense of $6.2 million incurred on RJO’s previously acquired intangible assets based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.
D.To record amortization expense of $23.7 million estimated on a straight line basis incurred on $355.9 million of estimated identifiable intangible assets with determinable lives and an average expected useful life of fifteen years, incurred on estimated identifiable intangible assets with determinable lives based upon the preliminary allocation of the Merger consideration to the fair value of the net assets acquired.
E.To record the tax effects of the pro forma adjustments. The pro forma adjustments attributable to RJO were tax effected at the applicable blended statutory tax rate of 22.0%, and the pro forma adjustments attributable to the Company were tax effected at the applicable blended statutory tax rate of 26.2%. The Company’s effective tax rate may be materially different after conclusion of final acquisition accounting, removal of non-recurring items reflected in historical amounts, analysis of the post-closing geographical mix of income, and other factors. Adjustments to tax assets and liabilities will occur in conjunction with the finalization of the purchase accounting, and these adjustments could be material.
F.To reflect 3.2 million additional shares of StoneX common stock outstanding related to the issuance of shares equal to the aggregate amount of $275 million in connection with the portion of the Merger consideration paid in shares of Company stock. The amount of additional shares was calculated using the most recent ten day average closing price per share of $84.92 as of June 18, 2025. The number of shares will be equal to $275 million divided by the volume-wei ghted average trading price for one share of the Company’s common stock for the ten trading days prior to (and including) the last trading day prior to the day of the closing, subject to a ceiling of 115% of $77.50 and a floor of 85% of $77.50.